Exhibit 10bb
MATERION CORPORATION
FIRST AMENDMENT
TO THE
2006 NON-EMPLOYEE DIRECTOR EQUITY PLAN
(AS AMENDED AND RESTATED AS OF MAY 4, 2011)
This First Amendment to the 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 4, 2011) (this “Amendment”) is made as of February 6, 2013 by the Governance and Organization Committee (the “Committee”) of the Board of Directors (the “Board”) of Materion Corporation, an Ohio corporation (the “Company”). This Amendment is operationally effective as June 1, 2012 as described herein.

WHEREAS, on March 2, 2011, the Board approved and adopted, subject to the approval of the Company’s shareholders at the Company’s 2011 annual meeting of shareholders, the 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 4, 2011) (the “2006 Director Plan”);

WHEREAS, on May 4, 2011, the Company’s shareholders approved the 2006 Director Plan;
WHEREAS, it is the desire of the Company to amend the 2006 Director Plan, operationally effective as of June 1, 2012, by the Amendment to revise the method of crediting dividend equivalents on Deferred Stock Units (as defined in the 2006 Director Plan) credited to participants’ accounts under the 2006 Director Plan; and
WHEREAS, the Committee may amend the 2006 Director Plan under Section 12 of the 2006 Director Plan to make the change described above.
NOW, THEREFORE, the 2006 Director Plan is hereby amended by this Amendment as follows:
1.Amendment to Section 8(c) of the 2006 Director Plan. Section 8(c) of the 2006 Director Plan is hereby amended and restated in its entirety as follows:
“Each Participant will be credited with dividend equivalents in an amount equal to the amount of any cash dividends declared and paid by the Company on the Common Shares underlying the Deferred Stock Units in the Participant’s account during the deferral period. Such dividend equivalents, which shall likewise be credited with dividend equivalents, shall be deferred until the end of the deferral period for the Deferred Stock Units with respect to which the dividend equivalents were credited and shall be paid out in Common Shares.”

2.    Miscellaneous. Except as amended by this Amendment, the 2006 Director Plan shall remain unchanged and in full force and effect. Capitalized terms used but not defined in this Amendment have the respective meanings ascribed thereto in the 2006 Director Plan.